                                                                    Exhibit 10.8



                         DEFERRED COMPENSATION AGREEMENT

      THIS AGREEMENT, made as of this        day of June, 1991, by and between
THE YORK WATER COMPANY, a Pennsylvania corporation with its principal business office located at 130 East Market Street, York, Pennsylvania (hereinafter called
"Company"), and                              (hereinafter called "Participant").

      WITNESSETH:

      WHEREAS, Company wishes to encourage Participant's continued employment, and Participant is willing to undertake such employment, subject to receipt of deferred compensation upon the tern hereinafter set forth;

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, do hereby mutually agree as follows:

                               ARTICLE I. GENERAL

      1.1 EMPLOYMENT

            The Company hereby engages Participant upon the terms and conditions as hereinafter provided.

      1.2 TERM OF AGREEMENT

            This Agreement shall continue in full force and effect until the later of (i) the termination of Participant's employment by the Company, WHICH SHALL BE AT THE WILL OF THE COMPANY AND IN THE COMPANY'S SOLE DISCRETION AND WITHOUT HINDRANCE IN ANY MANNER BY VIRTUE OF THE TERMS OF THIS AGREEMENT TO WHICH PROVISION PARTICIPANT HEREBY CONSENTS AND AGREES or (ii) notwithstanding such termination of employment, payment to Participant or his designee(s) of all benefits to which Participant shall become entitled hereunder.

      1.3 DUTIES

            From and after the date hereof, Participant shall serve the Company in Company's business in such capacity or capacities as may from time to time be determined by the President or Board of Directors of the Company. During the period of active, full-time employment hereunder, Participant shall:

            (a) devote his full time and best efforts to the business and affairs of the Company (allowing a reasonable time for vacation);

            (b) perform such services, not unreasonable or inconsistent with Participant's position, education, training or background, as may be designated by the President or Board of Directors of the Company at any time and from time to time; and

            (c) use his best efforts to promote the business of the Company.

      1.4 COMPENSATION

            During the period of Participant's employment hereunder, the Company agrees to pay Participant for his services such a salary as may from time to time be mutually agreed between the Company and Participant.

                             ARTICLE II. DEFINITIONS

      Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context indicates to the contrary:

      2.1 "Administrator" shall mean that individual so named by the Board.

      2.2 "Application for Participation" shall mean a document in the form set forth in Exhibit A hereto, whereby an Eligible Employee enrolls as a Participant in the Plan.

      2.3 "Beneficiary" shall mean such person or legal entity as may be designated by a Participant under Section 6.6 to receive benefits hereunder after such Participant's death; or, in the absence of such designation, the Participant's surviving spouse or if none, the personal representative of the Participant.

      2.4 "Board" shall mean the Board of Directors of The York Water Company.

      2.5 "Company" shall mean The York Water Company.

      2.6 "Compensation" shall mean the annualized compensation plus the year end salary adjustment of a Participant for the 19__ Fiscal Year, before any reduction to such compensation is effective in accordance with the Application for Participation.

      2.7 "Company's Matching Contribution" shall mean the amount equal to the Participant's deferred income up to two and one-half percent contributed to the Employee's Deferred Income Account.

      2.8 "Deferred Income" shall mean chat portion up to five percent (5%) of the Participant's annualized 19__ Compensation which the Participant elects to defer in accordance with the Application for Participation.

      2.9 "Deferred Income Account" shall mean the bookkeeping account established by the Administrator for each Participant to which the Participant's Deferred Income plus interest or any other earnings of an insurance policy or policies maintained by the Company is credited and from which distributions to the Participant or to his or her Beneficiary are made.

      2.10 "Eligible Employee" shall mean a management or highly compensated employee selected by the Board to be a participant in the Plan.

      2.11 "Fiscal Year" shall mean the year beginning _________________ and ending ___________________.

      2.12 "Participant" shall mean any Eligible Employee who participates in the Plan under Article II.

      2.13 "Plan" shall mean The York Water Company Deferred Income Plan.

      2.14 "Plan Year" shall mean the calendar year.

      2.15 "Retirement" shall wean termination of employment with the Company which may be on or after the earlier of (i) the attainment of an age of 65 years or (ii) the completion of eight (8) years of participation in the Plan, but in no case will retirement be before the attainment of an age of 60 years or after the attainment of an age of 70 years.

                ARTICLE III. PARTICIPATION BY ELIGIBLE EMPLOYEES

      3.1 PARTICIPATION

            Prior to the beginning of any Plan Year, an Eligible employee may elect to participate in the Plan by completing and executing an Application for Participation and filing it with the Administrator.

      3.2 CHANGE IN TERMS OF PARTICIPATION

            An Eligible Employee who elects under Section 3.1 to participate in the Plan shall have his or her compensation reduced for the Plan Year following the filing of the election in the amount set forth in the Application for Participation. The Participant's compensation shall be reduced by a like amount in each Plan Year for an eight (8) year period.

                          ARTICLE IV. INSURANCE POLICY

      4.1 The Company shall apply for and become the owner/beneficiary of a life insurance policy on the life of Participant. Except as set forth hereinafter, during such time as Participant shall be employed by the Company, the Company in each year of an eight (8) year period shall make an annual premium deposit with the insurance carrier of the sum of the Participant's deferred income plus the Company's matching contribution during each calendar year of the eight (8) year period following the effective date of this Agreement.

            (a) This Agreement is conditioned upon the consent of the insurance Company to issue upon the life of Participant.

            (b) For the purpose of this Agreement, the term "Effective Date of this Agreement" shall be deemed to be _____________________.

            (c) The Company agrees to refrain from making policy loans against the life insurance policy during the term of this Agreement.

                   ARTICLE V. DISTRIBUTION OF DEFERRED INCOME

      5.1 RETIREMENT

            In the event of a Participant's Retirement, a monthly retirement benefit shall be paid to him or her for 120 months, commencing on the first of the month coincident with or following the Participant's Retirement. The monthly amount payable will be equal to _____% of his deferred income account immediately prior to retirement divided by the following factor (1-corporate marginal Federal income tax bracket for the corporate fiscal year ending immediately prior to retirement), i.e., if corporate tax bracket was 341 the factor would be (1-.34-.65). If the Participant dies before all such monthly installments have been paid, the remaining installments shall continue to be paid to the Participant's Beneficiary, or in the event of the death of the Beneficiary, to the Beneficiary's surviving spouse, and if none, to the personal representative of the Beneficiary.

      5.2 DEATH

            In the event of a Participant's death before distribution of his or her Deferred Income Account has commenced under Sections 5.1, 5.3 or 5.4, the Beneficiary or Beneficiaries designated by the Participant in the Application for Participation, or in any subsequent designation under Section 7.6(a), shall receive a death benefit in art amount equal to the proceeds of any insurance policy or policies maintained by the Company on the Participant's life as an investment of the amount credited, or to be credited, to the Participant's Deterred Income Account on or after the date of his death plus (ii) an amount which, when added to the proceeds of such insurance policy or policies, would be deductible by the Company for Federal corporation income tax purposes at the corporate tax rate in effect in the year of the Participant's death, and, at such rate, would reduce the Company's net after-tax cost of the death benefit to the proceeds of such insurance policy or policies.

            The death benefit determined as above shall be paid to the Beneficiary or Beneficiaries at their discretion in a lump sum or in ten (10) annual installments, with each installment being an amount equal to one -- tenth of the death benefit determined as above. Interest shall not be credited to a Participant's Deferred Income account after the date of the Participant's death. If the Beneficiary or Beneficiaries designated by the Participant should die before such lump sum or annual installments have been paid, the lump sum or remaining installments shall be paid to the surviving spouse of the participant, and if there is no surviving spouse, then to the personal representative of the Beneficiary.

      5.3 DISABILITY

            In the event a Participant's employment with the Company is terminated before his or her attainment of retirement age on account of disability, as determined by the Administrator on the basis of medical evidence satisfactory to the Administrator, in the latter's sole discretion, or if the Participant becomes disabled before his or her Deterred Income Account is fully distributed, the Participant may request, and the Administrator in his sole discretion may grant, an acceleration of the payments due the Participant, to the extent necessary to relieve any financial hardship of the Participant caused by such disability.

            The amount of the Deferred Income Account will be that amount of the cash value of the insurance policy or policies maintained by the Company (Section 4.0 at the date the Participant is found to be disabled.

      5.4 TERMINATION OF EMPLOYMENT

            In the event a Participant's employment with the Company is terminated other than by death or disability before he or she is eligible for Retirement, the amount of the Participant's contribution plus accumulated Interest, if any, without the Company's matching contribution credited to the Participant's Deferred Income Account shall be distributed to the Participant immediately upon his termination in a lump sum and the agreement shall be immediately terminated.

      5.5 FINANCIAL HARDSHIP

            (a) Before Retirement. In the event a Participant before his or her Retirement experiences financial hardship, the Participant may request, and the Administrator in his sole discretion may grant, a distribution in one lump sum of such portion of the Participant's Deferred Income Account as is required to relieve such financial hardship and is not, reasonably available from the Participant's other resources.

            (b) After Retirement. In the event a Participant after his or her Retirement experiences financial hardship, the Participant may request, and the Administrator in his sole discretion may grant, an acceleration of the installments payable to the Participant to the extant necessary to relieve such financial hardship.

            (c) FINANCIAL HARDSHIP. For purposes of this Section 5.5, a distribution will be on account of "financial hardship" if the distribution is necessary in light of immediate and heavy financial needs of the Participant. The Administrator, in his sole discretion, shall determine whether or not a Participant has experienced "financial hardship" within the meaning of this Section 5.5(c).

            (d) TAXES. The Participant acknowledges that such payments are subject to income taxes and may have an adverse effect on his personal tax situation.

      5.6 VALUATION OF DISTRIBUTION

            All distributions under the Plan shall be based upon the value of the Participant's Deferred Income Account at the end of the calendar quarter preceding the date of the distribution.

                              ARTICLE VI. FUNDING

      6.1 PLAN UNFUNDED

            The Plan shall be unfunded and no trust shall be created by the Plan. The allocation to each Participant's Deferred Income Account shall be made through bookkeeping entries and no actual funds need be set aside. To the extent that any funds are credited within the general assets of the Company to an account to cover all or part of the Company's potential liabilities under the Plan, any funds so credited may be kept in cash or invested and reinvested in such manner as the Company shall determine. In the exercise of the foregoing discretionary investment powers, the Company may use the amounts so credited as premium payments for policies of insurance issued by any insurance company licensed to do business in Pennsylvania. Title to and beneficial ownership of any assets whether cash or investments, shall at all times remain in the Company and a Participant (or his or her Beneficiary) shall not have any property interest whatsoever in any specific assets of the company. A Participant (or his or her Beneficiary) shall have the rights of a general unsecured creditor against the Company for any distributions due hereunder.

                           ARTICLE VII. ADMINISTRATION

      7.1 ADMINISTRATOR

            The Administrator shall be in charge of the operation and administration of the Plan.

      7.2 POWERS AND DUTIES OF ADMINISTRATOR

            The Administrator shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. All interpretations of the Plan and questions concerning its administration and application shall be determined by the Administrator, and such determination shall be binding on all persons except as otherwise expressly provided herein.

      7.3 RECORDS AND REPORTS

            The Administrator shall keep a record of his or her proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available therefor.

      7.4 PAYMENT OF EXPENSES

            The Company shall pay all expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of those to whom the Board delegates duties, and those persons appointed by the Administrator under Section 7.2.

      7.5 INDEMNIFICATION FOR LIABILITY

            The Company shall indemnity the Administrator and the employees of the Company to whom the Administrator delegates duties under the Plan against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

      7.6 DESIGNATION OF BENEFICIARY AND PROOF

            (a) Designation of Beneficiary. Each Participant shall designate a Beneficiary in his or her Application for Participation to receive any Deferred Income which may become payable under Section 5.2. The Participant may change his or her designation from time to time by filing a subsequent designation of Beneficiary with the administrator on a form prescribed by the Administrator.

            (b) Documentary Proof. The Administrator way require the execution and delivery of such documents, papers and receipts as he or she may deem reasonably necessary in order to be assured that any payment under Section 3.2 is made to the Beneficiary entitled thereto.

      7.7 CLAIMS PROCEDURE

            (a) Filing Claim for Benefits. If an individual (hereinafter referred to as the "Applicant," which reference shall include the personal representative, if any, of the individual) does not receive the timely payment of the amount credited to his or her Deferred Income Account to which the Applicant believes he or she is entitled under the terms of the Plan, the Applicant may make a claim for such amount in the manner hereinafter provided.

            All claims under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to the Administrator for initial review. If the Applicant does not furnish sufficient information with the claim for the Administrator to determine the validity of the claim, the Administrator shall furnish the Applicant with forms, within ten days of receipt of the initial claim, indicating any additional information which is necessary for the Administrator to determine the validity of the claim.

            Each claim hereunder shall be acted on and approved or disapproved by the Administrator within 90 days following the receipt by the Administrator of the information necessary to process the claim unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Administrator as soon as possible but not later than 180 days after such information is received by the Administrator. The Administrator shall notify the Applicant within the initial 90-day period as to the extension, the nature of the special circumstances and the date by which the final decision is expected to be made.

            In the event the Administrator denies a claim in whole or in part, the Administrator shall notify the Applicant in writing of the denial of the claim and notify such Applicant of his or her right to a review of the decision by the Administrator. Such notice by the Administrator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in Section 7.7(b).

            If no action is taken by the Administrator on an Applicant's claim within 180 days after receipt by the Administrator, such application shall be deemed to be denied for purposes of the following appeals procedure.

            (b) Appeals Procedure. Any Applicant whose claim for benefits is denied in whole or in part (such Applicant being hereinafter referred to as the "Claimant") may appeal from such denial to the Board for a review of the Administrator's decision. Such appeal must be made within six months after the Claimant has received written notice of the denial or if no such written notice is received by the Claimant, within six months of the date the application is deemed denied as provided above. An appeal must be submitted in writing within such period and must:

                  (i) Request a review by the Board of the claim under the Plan;

                  (ii) Set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and

            The Board shall review all appeals by Claimants. The Board shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Board as soon as possible, but not later than 120 days after the appeal is received by the Board. The Board shall notify the Claimant within the initial 60-day period that an extension is necessary.

            The Board shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Company in connection therewith. The Board may require the Claimant and/or the Company to submit such additional facts, documents or other evidence as the Board in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Board, provided the Board finds the requested documents or materials are pertinent to the appeal.

            On the basis of its review, the Board shall make an independent determination of the Claimant's eligibility for benefits under the Plan. The decision of the Board on any claim for benefits shall be final and conclusive for all purposes.

            In the event the Board denies an appeal in whole or in part, the Board shall give written notice of the decision to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant the specific reasons for such denial and shall make specific reference to the pertinent Plan provisions on which the Board's decision was based.

                     ARTICLE VIII. AMENDMENT AND TERMINATION

      8.1 AMENDMENT OR MODIFICATION

            This Agreement shall not be amended or modified except by written agreement duly executed by Participant and Company.

      8.2 TERMINATION

            The Board shall have the right at any time to terminate the Plan and to discontinue compensation reduction contributions if the Board determines that it is in the interest of the Company to do so. Upon termination of the Plan, the amounts then credited to the Deferred Income Account of each Participant shall be paid in a lump sum to each such Participant not later than six months following the date of termination.

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

      9.1 RIGHT OF COMPANY TO DISCHARGE ELIGIBLE EMPLOYEES

            The adoption and maintenance of this Plan shall not be deemed to constitute a contract between the Company and any Eligible Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. NOTHING HEREIN CONTAINED OR ANY ACTION TAKEN HEREUNDER SHALL BE DEEMED TO GIVE ANY ELIGIBLE

EMPLOYEE THE RIGHT TO BE RETAINED IN THE EMPLOY OF THE COMPANY OR TO INTERFERE WITH THE RIGHT OF THE COMPANY TO DISCHARGE ANY ELIGIBLE EMPLOYEES AT ANY TIME NOR SHALL IT BE DEEMED TO GIVE TO THE COMPANY THE RIGHT TO REQUIRE THE ELIGIBLE EMPLOYEE TO REMAIN IN ITS EMPLOY AT ANY TIME, NOR SHALL IT INTERFERE WITH THE ELIGIBLE EMPLOYEE'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME.

      9.2 ALIENATION OR ASSIGNMENT OF BENEFITS

            None of the rights, interest or benefits contemplated under this Agreement may be sold, given away, assigned, transferred, pledged, mortgaged, alienated, hypothecated or in any way encumbered or disposed of by Participant, or any executor, administrator, heir, legatee, distributee, relative or any other person or entity, whether or not in being, claiming under Participant by virtue of this Agreement, and none of the rights, interest or benefits contemplated by this Agreement shall be subject to execution, attached, or similar process. Any (or attempted) sale, gift, assignment, transfer, pledge, mortgage, alienation, hypothecation or this Agreement or of such rights, interest or benefits contrary to the foregoing provisions, or the levy or any attachment or similar process thereon, shall be null and void and without effect.

      9.3 RIGHT TO WITHHOLD

            The Company shall, have the right to withhold from all distributions from the Plan any federal, state or local taxes required by law to be withheld with respect to such distributions.

      9.4 NOTICES

            Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, if to Participant to his address as shown on the books of Company, and if to the Company to the address shown above, or such other address as the Company may have designated in writing, or if such written notice is actually received by the person to whom sent.

      9.5 POWER AND AUTHORITY

            The Company through either its Board of Directors or Executive Committee shall have full power and authority to interpret, construe and administer this Agreement, and any such interpretation or construction hereof by the Company or other action hereunder, including the amount or recipient of any one or more payments of the benefits payable hereunder, shall be binding and conclusive on all persons whether in being or not. The Company shall not be liable to any person, whether in being or not f or any action taken or omitted in connection with the interpretation and administration of this Agreement, unless attributable to the willful misconduct or bad faith of the Company, it being understood and agreed however that the employment of Participant is and shall continue to be solely at the will of the Company.

      9.6 WAIVER OR BREACH

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right of power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      9.7 GENDER AND PLURAL

            All references made and pronouns used herein shall be construed in the singular or plural, and in such gender as the context may require.

      9.8 CAPTIONS

            The captions of the various provisions shall not be deemed a part of this Agreement and shall not be construed in any way to limit the contents hereof but are inserted herein only for reference and for convenience of the parties.

      9.9 GOVERNING STATE LAW

            This Agreement may be executed at different times in different places, but all questions concerning the construction or validity hereof or relating to performance hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

      9.10 DUPLICATE ORIGINALS

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and there shall be no requirement to produce another counterpart.

      9.11 EXAMPLE CALCULATIONS

            The Participant hereby acknowledges that it is understood that all example calculation sheets furnished at anytime to the Participant or his/her agent were furnished for illustrative purposes only and that the funds available for distribution under this Plan may be considerably less than the illustrations indicated as example calculations. It is further understood that the example calculations are not to be considered a warranty, guarantee or any other such commitment by the Company of funds that will be available for payment under any Section of this Agreement.

      9.12 SUCCESSORS OR ASSIGNS

            It is hereby agreed that the terms and provisions of this Supplemental Retirement Plan shall be binding upon the Successors or Assigns of The York Water Company (Company).

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and the Participant has hereunto set his hand and seal as of the day and year first above written.

ATTEST:                                  THE YORK WATER COMPANY


----------------------------------       ----------------------------------
            Secretary                                President





(SEAL)
                                         ----------------------------------
                                                     Participant

                                    EXHIBIT A


                          APPLICATION FOR PARTICIPATION
                                     IN THE
                              DEFERRED INCOME PLAN


      1. This Application for Participation constitutes the election of
                           (insert name of Participant) (the "Participant") to
participate in the Deferred Income Plan (the "Plan").

      2. The Participant agrees to the terms and conditions of the Plan as such Plan now exists, and as it may be amended from time to time.

      3. The Participant agrees that the Payroll Department of The York Water
Company (the "Company") shall reduce the Participant's compensation by      %
for the 1991 calendar year. This election shall be effective
1991. The Participant understands that such reduction in his or her compensation shall be effective only for eight years.

      4. The Participant designates the following person(s) or legal entity as the Beneficiary to receive any deferred compensation to which he or she is entitled upon his or her death:



-----------------------------------           ----------------------------------
                 Name                                   Relationship

--------------------------------------------------------------------------------

However, the Participant understands that if no designated Beneficiary survives the Participant, the Deferred Income payable under this Plan will be paid to the Participant's surviving spouse, or if none, to the Participant's personal representative.

      5. The Participant acknowledges that the Company is under no obligation to continue the Plan and that participation in the Plan in no way guarantees his or her employment.

      6. This Application for Participation shall become effective on the effective date stated in Paragraph 3 above, without further notice to the Participant by the Company.


-----------------------------------           ----------------------------------
                 Date                             Signature of Participant

This application received this         day of                     , 1991.
                               -------        --------------------


                                         By:
                                              ----------------------------------
                                                     Administration

TO WHOM IT MAY CONCERN

I designate the following as my beneficiary for the Deferred Income Plan of The York Water Company.

Name of Beneficiary

         Primary

               Name
                                ------------------------------------------------
               Address
                                ------------------------------------------------

                                ------------------------------------------------
               Relationship
                                ------------------------------------------------

         Secondary

               Name
                                ------------------------------------------------
               Address
                                ------------------------------------------------

                                ------------------------------------------------
               Relationship
                                ------------------------------------------------

                                 Signed
                                          --------------------------------------
                                 Date
                                          --------------------------------------

Commonwealth of Pennsylvania     )
                                 )  SS:
County of York                   :

On this, the               day of                                  , 19        ,
before me, a notary public, the undersigned personally appeared, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.


-------------------------------
      Notary Public

                                  SUPPLEMENTAL
                         DEFERRED COMPENSATION AGREEMENT

      WHEREAS, effective January 1, 1988, The York Water Company entered into a Deferred Compensation Agreement with the hereinafter named participant; and

      WHEREAS, the projected estimated benefits were based upon 1988 interest and dividend rate levels; and

      WHEREAS, the actual experience has been considerably less than projected; and

      WHEREAS, Section 3.2 requires "the participant's compensation shall be reduced by a like amount in each Plan Year for an eight (8) year period"; and

      WHEREAS, it has now been determined that an eight (8) year period will result in a considerable reduction in the projected benefits; and

      WHEREAS, the Company and participants are willing to extend the period to bring the 1988 projected benefits more in line with the 1988 estimated projected benefits.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby mutual agree as follows:

1. Section 3.2 is hereby amended so that the participant's compensation shall be reduced by a like amount in each Plan Year for an eleven (11) year period. The period is measured from January 1, 1988.

2. The Company's matching contribution shall continue f or the same period in the same amount.

3. The parties agree that all other terms and conditions set forth in the Agreement effective January 1, 1989 shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day of March, 1994.


ATTEST:                                   THE YORK WATER COMPANY


-----------------------------------       -----------------------------------
            Secretary                                President




(SEAL)
                                          -----------------------------------
                                                     Participant

                                  Schedule 10.8

        Name                Effective Date            Monthly Benefit Factor (%)
        ----                --------------            --------------------------
   Jeffrey S. Osman          May 11, 1988                       0.717
  Kathleen M. Miller      February 22, 1999                     0.962
   Vernon L. Bracey        August 29, 2002                      0.717
   Jeffrey R. Hines          May 1, 1990                        1.110
    Duane R. Close           May 11, 1988                       2.032
  Bruce C. McIntosh       December 18, 1996                     0.664